Exhibit 99.1

The First Bancshares, Inc. and Southwest Georgia Financial Corporation Announce Merger Agreement

HATTIESBURG, Miss. and MOULTRIE, Ga., Dec. 18, 2019 – The First Bancshares, Inc. (NASDAQ: FBMS) (“The First Bancshares” or “the Company”), holding company for The First, A National Banking Association (“The First”), and Southwest Georgia Financial Corporation (NYSEAMERICAN: SGB) (“SGB”), parent company of Southwest Georgia Bank, announced today the signing of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which The First Bancshares has agreed to acquire SGB.

Under the terms of the Agreement and Plan of Merger, SGB will be merged with and into The First Bancshares (the “Merger”). Upon consummation of the Merger, each SGB shareholder will receive 1.00 share of The First Bancshares’s common stock in exchange for each share of SGB common stock. This equates to $34.50 per share or approximately $88 million in the aggregate, based on 2,548,510 shares of SGB common stock outstanding and FBMS’s closing price of $34.50 per share as of December 17, 2019.

At September 30, 2019, SGB had approximately $548 million in consolidated assets, $395 million in loans, $466 million in deposits and $48 million in consolidated stockholders’ equity. SGB serves the areas of Moultrie, Valdosta, Albany and Tifton, Georgia through eight full service offices. The proposed transaction will diversify The First’s deposit base and advance its strategy of building a premier regional community bank in the Southeast by naturally extending its footprint further into Southern Georgia. Additional information regarding SGB may be found on the website for Southwest Georgia Bank:  https://www.sgb.bank/

The Merger Agreement has been approved by the Boards of Directors of The First Bancshares and SGB. The closing of the transaction, which is expected to occur in the second quarter of 2020, is subject to customary conditions, including regulatory approvals and approval by the shareholders of SGB.

“This partnership brings two complementary banks together and will provide a great opportunity for our employees, customers, and shareholders,” said DeWitt Drew, SGB President and CEO. “We are looking forward to joining The First’s exceptional team. For over 90 years we have served the Southwest Georgia markets and could not be more excited to partner with The First to continue our legacy.”

Combined Company

Upon completion of the transaction, the combined company, including The First Bancshares’s acquisition of First Florida Bancorp, Inc. which closed on October 31, 2019, will have approximately $4.5 billion in total assets, $3.6 billion in total deposits and $3.0 billion in total loans. The Company will have 86 locations in Mississippi, Louisiana, Alabama, Florida, and Georgia.

“We are thrilled that SGB chose our company as their strategic partner. SGB is a well-run community bank with a strong brand and a rich history as a trusted financial partner in South Georgia. Our companies share a set of core values with a focus on client service and shareholder return,” commented M. Ray “Hoppy” Cole, President & Chief Executive Officer of The First Bancshares and The First.

“This partnership is a continuation of our strategic plan of building a regionally diversified community bank serving some of the most dynamic markets in the Southeast. SGB has substantial market share and a group of proven community bankers in Moultrie, Valdosta, Albany and Tifton: markets that have excellent opportunities for growth and are a cultural fit within our community bank model”, he continued, “We are excited to join forces with SGB. This combination will provide our company with a better opportunity to expand our existing relationships as well as attract new clients.”

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An investor presentation summarizing the transaction, including key operating assumptions, is available on FBMS's website at https://www.thefirstbank.com/ under investor relations.

Advisors

Keefe, Bruyette & Woods, Inc. served as financial advisor to The First Bancshares, and Alston & Bird LLP served as its legal advisor. Banks Street Partners, a Performance Trust Company, served as financial advisor to SGB, and Troutman Sanders LLP served as its legal advisor.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $548 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, Lowndes County and Tift County. In addition to conventional banking services, SGB provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website at: www.sgb.bank

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of SGB’s business into the Company, (5) the failure to obtain the necessary approval by the shareholders of SGB, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of SGB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in SGB’s Annual Reports on Form 10-K for the year ended December 31, 2018, and other documents subsequently filed by the Company and SGB with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor SGB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release, the exhibits hereto or any related documents, the Company and SGB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Additional Information about the Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed Merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of SGB and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SGB AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of SGB seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company and SGB through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Corporate Secretary, Chandra Kidd. The Company’s telephone number is (601) 268-8998. Documents filed with the SEC by SGB will also be available free of charge by directing a written request to Southwest Georgia Financial Corporation, 25 Second Avenue, S. W., Moultrie, Georgia 31768, Attn: EVP and Chief Administrative Officer, Donna Lott. SGB’s telephone number is (229) 985-1120.

Participants in the Transaction

The Company, SGB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SGB in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 3, 2019. Additional information about SGB and its directors and officers may be found in the definitive proxy statement of SGB relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 18, 2019. The definitive proxy statement can be obtained free of charge from the sources described above.

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The First Bancshares, Inc.
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer

(601) 268-8998

Southwest Georgia Financial Corporation
George DeWitt Drew
President
Chief Executive Officer

(229) 873-3706

Source: The First Bancshares, Inc.